Exhibit 99.1

Aspen Aerogels, Inc. Reports First Quarter 2022 Financial Results and Recent Business Developments

37% revenue growth signals strong start to the year;

Aspen presented with Overdrive Award at GM’s 30th Supplier of the Year ceremony;

Closed $150.0 million financing from Koch Strategic Platforms

For Immediate Release

NORTHBOROUGH, Mass., April 27, 2022 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” “the Company”), a technology leader in sustainability and electrification solutions, today announced financial results for the first quarter of 2022, which ended March 31, 2022, and discussed recent business developments.

Total revenue for the first quarter 2022 was $38.4 million, compared to $28.1 million in the first quarter last year. First quarter 2022 net loss was $19.5 million, compared to a net loss of $6.3 million in the first quarter last year. Net loss per share for the first quarter 2022 was $0.59, compared to a net loss per share of $0.22 in the first quarter last year.

Adjusted EBITDA for the first quarter 2022 was $(14.7) million, compared to $(2.6) million in the first quarter last year. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Q1 2022 Highlights and Recent Business Developments

•	Total first quarter 2022 revenue of $38.4 million grew 37% year-over-year.
•	First quarter PyroThin® thermal barrier record revenue of $7.6 million increased 41% compared to the fourth quarter 2021.
•	Strengthened balance sheet with financing from Koch Strategic Platforms (“KSP”) comprised of $100.0 million convertible notes and $50.0 million common stock equity.
•	Raised $23.6 million through the At-the-Market (“ATM”) equity offering, which went into effect March 16, 2022.
•

Broke ground at the Company’s second aerogel manufacturing plant (“Plant II”). The Statesboro, Georgia advanced aerogel manufacturing facility supports Aspen’s thermal barrier expansion plan in the fast-growing electric vehicle (“EV”) market.

•	Received Overdrive Award as part of GM’s 30th Annual Supplier of the Year awards (for Launch Excellence recognizing Aspen’s key role in GM’s Ultium battery platform thermal propagation strategy).

“Aspen is off to a strong start for the year,” commented Don Young, Aspen’s President and CEO. “Total first quarter revenue grew 37% year-over-year and 22% sequentially, reflecting continued penetration in the EV market and healthy energy industrial growth.” Mr. Young added, “We significantly strengthened Aspen’s balance sheet during the quarter, with financings comprised of a $150.0 million follow-on investment from KSP and $23.6 million raised through our ATM equity offering. These investments increase the financial resources we have available to capitalize on significant opportunities in our commercial markets and give us improved flexibility with regard to the timing of future capital raises to support our planned growth. We will maintain a multi-faceted efficient approach to raising capital, including the potential utilization of public offerings, strategic financings, government supported financing vehicles, and debt, where appropriate.”

2022 Financial Outlook

Aspen’s 2022 full year outlook remains unchanged.

•	Total revenue is expected to range between $145.0 million and $155.0 million
•	Net loss is expected to range between $66.7 million and $70.7 million
•	Adjusted EBITDA is expected to range between $(42.0) million and $(46.0) million
•	Net loss per share is expected to range between $1.88 and $1.99

The Company’s 2022 outlook assumes depreciation and amortization of $9.7 million, stock-based compensation expense of $8.2 million, interest expense of $6.8 million and weighted average shares outstanding of 34.2 million for the full year.

Mr. Young noted, “Our growth targets remain unchanged for a doubling of revenue from 2021 to 2023 and tripling revenue from 2023 to 2025 to approximately $720 million. We are increasing our investment levels throughout the year to keep pace with the size and intensity of growth within our PyroThin thermal barrier business. These investments are focusing on Plant II; a high-volume fabrication operation in Mexico; and enhancing the technical, commercial and operational teams that support our thermal barrier business. Leveraging higher volumes, coupled with the impact of these investments, advances our path to profitability and sets the stage for strong revenue and profit growth through the decade.”

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2022 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2022, including those related to the planned capacity expansion, that could cause actual results to vary materially from this outlook.

Conference Call Notification

A conference call with Aspen management to discuss first quarter 2022 results and recent business developments will be held at 8:30 am ET on April 28, 2022. During the call, management will respond to questions concerning, but not limited to, Aspen’s financial performance, business conditions, and financial outlook. Management’s discussion and responses could contain information that has not been previously disclosed. Shareholders and other interested parties may call (844) 200-6205 (domestic) or (929) 526-1599 (international) and reference conference ID “313156” to participate in the conference call. In addition, the conference call and an accompanying slide presentation will be available live as a listen-only webcast hosted at the Investors section of Aspen’s website, www.aerogel.com. Following the live event, an archived version of the webcast will be available on Aspen’s website for convenient on-demand replay for at least a year. A copy of this press release is posted in the Investors section on Aspen’s website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen’s core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen’s annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen’s ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen’s GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen’s financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability. The company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen’s PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle market. The company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform™ into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facilities. For more information, please visit www.aerogel.com.

Investor Relations Contact

Laura J. Guerrant-Oiye

VP, IR & Corporate Communications

Phone: (508) 691-1111 x 8

loiye@aerogel.com

Media Contact

Amy Damiano

VP, Marketing

Phone: (508) 691-1111 x 5

adamiano@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2022 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2022 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about capacity, revenue, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net loss, Adjusted EBITDA, Adjusted EBITDA margin and related decreases, improvements, timing, variability or trends; beliefs about the general strength, weakness or health of Aspen’s business; beliefs about current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the COVID-19 pandemic and its impact on Aspen’s operating performance; beliefs about Aspen’s strategic initiatives and implementation; beliefs about Aspen’s investments in the electric vehicle market and aerogel technology platform; beliefs about the potential to develop new business opportunities from the innovation behind Aspen’s Aerogel Technology Platform™; beliefs about the commercial potential of new aerogel products, technologies, businesses and partnerships; beliefs about the role of Aspen’s technology and opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s electric vehicle opportunities, including the EV thermal barrier business; beliefs about doubling EV thermal barrier revenue in 2023 and tripling EV thermal barrier revenue in 2025, beliefs about the revenue growth through the decade, beliefs about the performance of PyroThin® including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen’s ability to expand the market for PyroThin, to achieve design wins, to commence shipments of production parts, and to become an industry standard solution for thermal runaway management; beliefs about Aspen’s thermal barrier design, prototype,  quoting and fabrication activities; beliefs about Aspen’s ability to deliver broader solutions to enhance electric vehicle battery performance and safety; beliefs about Aspen’s ability to develop and commercialize carbon aerogel battery materials in the lithium-ion or solid state battery markets; beliefs about Aspen’s automated thermal barrier fabrication capability; beliefs about the expansion of Aspen’s silica aerogel blanket manufacturing capacity in Bulloch County, Georgia, or any other location, including the timing, size, cost, capacity, job creation and operating benefits of any such expansion; beliefs about the construction of Aspen’s Advanced Thermal Barrier Center; beliefs about the fabrication operations in Mexico, including timing and scope, beliefs about the expansion of Aspen’s battery materials facilities or carbon aerogel capacity; beliefs about the potential of Aspen Battery Materials business,  beliefs about the sufficiency of Aspen’s financial resources and liquidity; beliefs about the KSP convertible note or equity financings; beliefs about Aspen’s ability to timely raise the capital required to fund operating requirements, expansions of manufacturing or fabrication capacity; beliefs about Aspen’s ability to execute its strategy; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets due to the coronavirus pandemic, COVID-19 or any other factor; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; any failure of Aspen or PyroThin to meet contractual specifications and requirements under contracts with EV thermal barrier customers; Aspen’s inability to create new product, customer or market opportunities, including for PyroThin, battery performance and safety products, battery materials or for other new products developed from Aspen’s aerogel technology; any disruption or inability to achieve expected capacity levels in any of our three existing production lines in East Providence, RI or the manufacturing facility in which they are located, including due to the coronavirus pandemic, COVID-19 or any other factor; any inability to expand manufacturing capacity in a second manufacturing facility in Bulloch County, Georgia or at any other location; any inability to establish or timely establish thermal barrier fabrication operations in Mexico or any other location; the failure to receive all regulatory or other approvals required to operate, maintain or expand any of Aspen’s facilities; any failure of demand for Aspen’s products; any failure to achieve expected price increases or average selling prices for Aspen’s products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable due to the coronavirus pandemic, COVID-19 or any other factor; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen’s strategy; the failure of Aspen’s products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen’s patents; any failure to protect or expand Aspen’s aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen’s new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries including Mexico; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$205,177	$76,564
Accounts receivable, net of allowances of $139 and $150	24,533	20,426
Inventories	15,505	11,987
Prepaid expenses and other current assets	2,835	3,173
Total current assets	248,050	112,150
Property, plant and equipment, net	77,720	55,778
Operating lease right-of-use assets	12,996	13,531
Other long-term assets	2,240	1,495
Total assets	$341,006	$182,954
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,069	$17,440
Accrued expenses	7,737	10,819
Current portion of prepayment liability	5,000	4,728
Deferred revenue	1,201	1,321
Operating lease liabilities	2,194	2,247
Total current liabilities	46,201	36,555
Prepayment liability	—	5,000
Convertible note	100,638	—
Operating lease liabilities long-term	12,556	12,991
Total liabilities	159,395	54,546
Stockholders’ equity:
Total stockholders’ equity	181,611	128,408
Total liabilities and stockholders’ equity	$341,006	$182,954

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenue:
Product	$38,330	$28,056
Research services	77	41
Total revenue	38,407	28,097
Cost of revenue:
Product	40,171	24,129
Research services	24	12
Gross (loss) profit	(1,788)	3,956
Operating expenses:
Research and development	3,592	2,442
Sales and marketing	6,018	3,301
General and administrative	7,226	4,388
Total operating expenses	16,836	10,131
Loss from operations	(18,624)	(6,175)
Other income (expense)	(860)	(75)
Total other income (expense), net	(860)	(75)
Net loss	$(19,484)	$(6,250)
Net loss per share:
Basic and diluted	$(0.59)	$(0.22)
Weighted-average common shares outstanding:
Basic and diluted	32,940,040	27,983,470

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended
	March 31,
	2022	2021
	(In thousands)

Product shipments in square feet	8,829	8,644

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three months ended March 31, 2022:

	Three Months Ended
	March 31,
	2022	2021
	(In thousands)
Net loss	$(19,484)	$(6,250)
Depreciation and amortization	2,129	2,638
Stock-based compensation	1,828	976
Interest expense, net	860	75
Adjusted EBITDA	$(14,667)	$(2,561)

For the 2022 full year financial outlook:

	Year Ending
	December 31, 2022
	Low	High
	(In thousands)
Net loss	$(70,700)	$(66,700)
Depreciation and amortization	9,700	9,700
Stock-based compensation	8,200	8,200
Interest expense, net	6,800	6,800
Adjusted EBITDA	$(46,000)	$(42,000)